EXHIBIT 2















                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                         THERMO BIOANALYSIS CORPORATION

                                       AND

                         THERMO INSTRUMENT SYSTEMS INC.


                          _____________________________

                            Dated as of July 30, 1997
                          _____________________________









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                            SHARE PURCHASE AGREEMENT


             THIS SHARE PURCHASE AGREEMENT (this "Agreement") dated as of July 30, 1997 is between Thermo BioAnalysis Corporation ("TBA"), a Delaware corporation, and Thermo Instrument Systems Inc. ("THI"), a Delaware corporation.

                              Preliminary Statement

             1. Life Sciences International Limited ("LSI"), which is a majority-owned subsidiary of THI, owns, directly or through wholly-owned subsidiaries, all of the issued and outstanding shares (the "Japan Shares") of Labsystems Japan K.K. ("LSI Japan"), a corporation organized under the laws of Japan; all of the issued and outstanding shares (the "US Shares") of Labsystems Inc. ("Labsystems US"), a corporation organized under the laws of the State of Delaware; all of the issued and outstanding shares (the "Denley Shares") of Denley Instruments Inc. ("Denley"), a corporation organized under the laws of the State of North Carolina; all of the issued and outstanding shares (the "UK Shares") of Labsystems (UK) Limited ("Labsystems UK"); and all of the issued and outstanding shares (the "Swedish Shares") of Fastighusis AB Skrubba ("Skrubba"), a corporation organized under the laws of Sweden. The Japan Shares, the US Shares, the Denley Shares, the UK Shares and the Swedish Shares are referred to collectively as the "Shares". THI, LSI and those of THI's and LSI's wholly-owned subsidiaries that own Shares are referred to individually as a "Seller" and collectively as the "Sellers".
        LSI Japan, Labsystems UK, Denley, Labsystems UK and Skrubba are referred to collectively as the "Companies" and individually as a "Company".

             2. TBA desires to purchase, or cause its wholly-owned subsidiaries to purchase, and THI desires to sell, or to cause its subsidiaries to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

             NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


                   SECTION 1 - PURCHASE AND SALE OF THE SHARES

             1.1 Purchase of the Shares from the Sellers. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), THI shall cause its subsidiaries to sell, transfer, convey, assign and delivery to TBA, or its wholly-owned


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        subsidiaries, and TBA or its wholly-owned subsidiaries shall purchase, acquire and accept the Shares.

             1.2  Further Assurances.   At any time and from time to time
        after the Closing, at TBA's request and without further consideration, each Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as TBA may reasonably request, more effectively to transfer, convey and assign to TBA, and to confirm TBA's title to, all of the Shares owned by such Seller, to put TBA in actual possession and operating control of the assets, properties and business of the Companies, to assist in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

             1.3  Purchase Price for the Shares.

                  (a) The purchase price to be paid by TBA for the Shares (the "Purchase Price") shall consist of (i) $5,925,255 in cash.

                  (b) TBA and THI acknowledge and agree that the Purchase Price represents an estimate of the sum of (i) the net operating assets of the Companies as of June 28, 1997, plus (ii) a percentage of the total goodwill associated with THI's acquisition of LSI equal to the sales of the Companies for the 1996 fiscal year relative to the total sales of LSI during such period (the "Goodwill Percentage"). Promptly following the Closing Date, but in any event no later than September 30, 1997, THI will prepare a draft statement of the net operating assets of the Companies (the "Companies Net Asset Statement"), and a draft calculation of THI's total goodwill associated with the acquisition of LSI (the "THI Goodwill Statement") in each case as of June 28, 1997. TBA will review such statements and provide THI with any objections thereto within 30 days after TBA's receipt thereof. If TBA does not object within such 30-day period, then the THI Goodwill Statement and the Companies Net Asset Statement shall be deemed to be accepted by TBA and shall become final. If TBA does object to either statement, then the parties will use best efforts to resolve any such objections within 30 days. If the parties are unable to resolve such objections within such 30-day period, then any disputed items will be resolved by an accounting firm designated jointly by TBA and THI and the statements shall be finalized in accordance with the determination of such firm. Upon finalization of the Companies Net Asset Statement and the THI Goodwill Statement as provided above, the Purchase Price shall be increased or decreased, as the case may be, by (A) the amount by which the net operating assets of the Companies as shown on the Companies Net Asset Statement are greater than or less than $5,925,255 and
        (B) the amount by which the Goodwill Percentage of THI's total goodwill as shown on the THI Goodwill Statement is greater than or less than $634,272. Any payment due by TBA or THI to the

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        other under this section 1.3(b) shall be accompanied by interest from the date hereof at a rate equal to the Commercial Paper Composite Rate plus 25 basis points. For purposes of this section 1.3(b), "goodwill" means cost in excess of net tangible assets acquired, and does not include any restructuring or similar costs or reserves accrued in connection with actions taken by the businesses of LSI after June 28, 1997 to reduce costs or enhance profitability, and "net operating assets" means tangible assets minus total liabilities, determined in accordance with THI's accounting policies.

             1.4 Closing. The Closing shall take place at the offices of THI at 81 Wyman Street, Waltham, Massachusetts. At the Closing THI shall deliver, or cause its subsidiaries to deliver, certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed. At the Closing TBA shall deliver the Purchase Price to THI or to such of its subsidiaries as may be Sellers, together with interest from June 29, 1997, accrued at a rate equal to the 90-day Commercial Paper Deposit Rate plus 25 basis points, set as of June 29, 1997 and at the beginning of each fiscal quarter thereafter.


                SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THI

             Except as set forth on the disclosure schedule delivered to TBA on the date hereof (the "Disclosure Schedule"), THI represents and warrants to TBA as follows. The term "knowledge," when used in this Agreement, shall mean actual knowledge after reasonable investigation.

             2.1 Organization and Qualification. Each of the Sellers and the Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of the Sellers and the Companies is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Companies taken as a whole.

             2.2 Authority. THI has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and each of the Sellers has full right, power, capacity and authority to consummate the transactions contemplated hereby to be performed by such Seller. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary

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        corporate action on the part of THI. This Agreement has been duly and validly executed and delivered by THI and constitutes the valid and binding obligation of THI, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the organizational documents of any Seller or Company, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of Seller or Company is a party or by which any Seller or Company or any of their respective properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller or Company or any of their respective properties or assets; (iii) result in the imposition of any lien, encumbrance, charge or claim upon any assets of any of the Companies; or (iv) entitle any employee of any of the Companies to severance or other payments or create any other obligation to an employee. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by any Seller or the consummation of the transactions contemplated hereby.

             2.3  Capitalization and Title to Shares.

                  (a) The authorized share capital of the Companies is set forth on Exhibit A hereto. With respect to each Company, the Seller set forth opposite the name of such Company on Exhibit A is the record and beneficial owner of all of the issued and outstanding shares of such Company. All of the Shares are duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights.

                  (b) Except as set forth on Exhibit A, there are not any other shares of capital stock of any Company authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating any Company to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities of any Company. There are no written shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Company. The books and records of each Company, including without limitation the books of account, minute books, stock certificate books and stock ledgers, are complete and correct and accurately reflect the conduct of the business and affairs of such Company.

             2.4  Subsidiaries and Other Affiliates.

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                  (a)  The Disclosure Schedule sets forth all
        Subsidiaries of the Companies and the jurisdiction in which each is incorporated. All shares of the capital stock of each Subsidiary owned by the Companies are owned free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which a party to this Agreement owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interest entitled to vote for the election of directors and representations, warranties and covenants referring to any Company contained herein shall be deemed to mean such Company and each of its Subsidiaries, both separately and together as a consolidated whole, unless and except to the extent expressly indicated otherwise.

                  (b) There are not any other shares of capital stock of any Subsidiary of any Company authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating any Subsidiary of any Company to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Subsidiary of any Company.

                  (c) Except for its Subsidiaries, none of the Companies, directly or indirectly, owns any material equity interest in any corporation, partnership, joint venture or other entity.

             2.5 Financial Statements. THI has delivered to TBA prior to the execution of this Agreement true and complete copies of: the unaudited consolidated balance sheets of each of the Companies as at June 28, 1997 (with respect to each Company, the "Balance Sheet"), and the unaudited consolidated statements of earnings of each of the Companies for the six-month period ended June 28, 1997 (collectively, with respect to each Company, the "Financial Statements"). The Financial Statements have been prepared from, and are in accordance with, the books and records of LSI or Fisons, as the case may be, and fairly present the financial condition, results of operations, and cash flows of the Companies as at the dates and for the periods indicated, in each case in accordance with U.K. generally accepted accounting principles applied on a basis consistent with previous years subject to normal year-end adjustments and footnote disclosures, which in the aggregate are not material.

             2.6 Absence of Undisclosed Liabilities; No Dealings with Affiliates. As of the date of its respective Balance Sheet, none of the Companies had any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation,

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        liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed on such Balance Sheet that were not adequately reflected or reserved against on the such Balance Sheet. None of the Companies has any liabilities of the type required to be reflected or disclosed on a balance sheet in accordance with U.K. generally accepted accounting principles, other than liabilities (i) adequately reflected or reserved against on its respective Balance Sheet,
        (ii) incurred since the date of such Balance Sheet in the ordinary course of business and consistent with past practice,
        (iii) that would not, in the aggregate, have a material adverse effect on the Companies taken as a whole, or (iv) disclosed in this Agreement. None of the Companies has any contractual arrangement with or commitment to or from any of its stockholders, officers, management, directors or employees (or their family members) other than such as may have been entered into in the normal course of employment, including, without limiting the generality of the foregoing, being directly or indirectly a joint investor or coventurer with respect to, or owner, lessor, lessee, licenser or licensee of, any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, such Company.

             2.7 Taxes. Each of the Companies has accurately prepared and duly and timely filed all federal, state, local, provincial or foreign tax and other returns and reports which were required to be filed, in respect of all income, franchise, excise, sales, use, property (real and personal), VAT, payroll and other taxes, levies, imports, duties, license and registration fees, charges or withholdings of any nature whatsoever (collectively "Taxes"), and to the extent the liabilities of the Companies for Taxes have not been fully discharged, adequate reserves have been established on its respective Balance Sheet. None of the federal, state, local, provincial or foreign Tax returns of the Companies has been audited or examined by the governmental authority having jurisdiction. No waivers of any statutes of limitation are in effect in respect of any Taxes. None of the Companies is in default in the payment of any Taxes due and payable or on any assessments received in respect thereof, and there are no claims pending or, to the best knowledge of the Companies and the Sellers, threatened, against any of the Companies for past due Taxes. All Taxes incurred but not yet due have been fully accrued on the books of the Companies or full reserves have been established therefor; the reserves indicated on the respective Balance Sheets are also adequate to cover all Taxes that may become payable by the Companies in future periods in respect of any transactions or sales occurring on or prior to the date of the Balance Sheets. Without limiting the generality of the foregoing, the Companies have withheld or collected from each payment made to each of their employees, consultants or non-U.S. payees, the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

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             2.8  Properties.  Each Company owns and has good title to
        all of the assets and properties reflected as owned by it on its respective Balance Sheet or acquired by such Company since the date of such Balance Sheet (except personal property sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet), free and clear of any lien, claim or other encumbrance, except for (i) the liens, claims or other encumbrances reflected on such Balance Sheet, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of such Balance Sheet, (iii) liens, claims or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iv) liens for taxes not yet delinquent and (v) liens, claims, other encumbrances or defects in title that, in the aggregate, are not material to the Companies taken as a whole. The Companies own or have a valid leasehold interest in all of the buildings, structures, leasehold improvements, equipment and other tangible property material to the Companies taken as a whole, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted and none of the Companies has received any notice that any such property is in violation in any material respect of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

             2.9  Hazardous Materials.

                  (a) There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by any of the Companies during the period of such Company's ownership or lease that could have a material adverse effect on the Companies taken as a whole. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release, which release or failure to report or remediate could have a material adverse effect on the Companies taken as a whole. For purposes of this Agreement, "Hazardous Material" means any medical waste, flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including substances defined as "hazardous substances," "hazardous materials," "solid waste" or "toxic substances" under any applicable laws or ordinances relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting, petroleum products, and all rules and regulations promulgated pursuant to any such laws and ordinances.


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                  (b)  THI has previously made available to TBA copies of
        all documents concerning any environmental or health and safety matter that could have a material adverse effect on the Companies taken as a whole, if any, and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental authority regarding the foregoing.

             2.10 Accounts Receivable. All accounts and notes receivable of the Companies shown on the Balance Sheets and all accounts and notes receivable acquired by the Companies subsequent to the date of the Balance Sheets have arisen in the ordinary course of business and have been collected, or are in the process of collection and are collectible in the ordinary course of business and in any event within nine months from the Closing Date, in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Balance Sheets with respect to the accounts and notes receivable shown thereon, or set up consistent with past practice on the books of the Companies with respect to the accounts and notes receivable acquired subsequent to the date of the Balance Sheets.

             2.11 Inventories. All Inventories (as defined below) of the Companies are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which are in the aggregate immaterial to the Companies taken as a whole. Items included in such Inventories are carried on the books of the Companies, and are valued on the Balance Sheets, at the lower of cost or market. The value of obsolete materials and materials of below-standard quality or quantity has been written down on the books of account of the Companies to realizable market value.
        The term "Inventories" includes all stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held the Companies for manufacturing, assembly, processing, finishing, sale or resale to others, from time to time in the ordinary course of business of the Companies in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining or the like.

             2.12 Purchase and Sale Commitments. No outstanding purchase commitments by any of the Companies are in excess of the normal, ordinary and usual requirements of such Company, and the aggregate of the contract prices to which the Companies have agreed in any outstanding purchase commitments is not so excessive when compared with current market prices for the relevant commodities or services that a material loss is likely to result. No outstanding sales commitment by any of the Companies obligates such Company to sell any product or service at a price which, because of currently prevailing and projected costs of materials or labor, is likely to result, when all such sales commitments are taken in the aggregate, in a material loss

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        to the Companies taken as a whole. There are no material
        suppliers to any of the Companies of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

             2.13 Governmental Authorizations. The Companies have all governmental permits, licenses, franchises, concessions, zoning variances and other approvals, authorizations and orders (collectively "Permits") material to the Companies taken as a whole. All such Permits are presently in full force and effect, the Companies are in compliance with the requirements thereof, no suspension or cancellation of any of them is threatened so far as is known to the Sellers or the Companies, and the sale of the Shares as contemplated hereby will not adversely affect the validity or effectiveness of, and will not require, for retention thereof after such sale, the consent or approval of any party to, or any other person or governmental authority having jurisdiction of, any such Permit. None of the Companies or the Sellers has any knowledge of any fact or circumstance which would prevent, limit or restrict it from continuing to operate its business in the present manner, and no new requirements pertaining to the manner of operating its business have been issued or announced by any governmental authority during the past year nor are there any disputes pending between any of the Companies and any governmental authority relating to such Company's operations as presently being conducted or actively considered.

             2.14 Intellectual Property. Each of the Companies owns, or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of its businesses as now conducted (collectively, the "Proprietary Rights"). A list of all such copyrights, trademarks, tradenames and patents, and all applications therefor, has been furnished or made available to TBA. None of the Companies or the Sellers is aware of any claim by any third party that the business of any of the Companies as currently conducted or proposed to be conducted infringes upon the unlicensed Proprietary Rights of others, nor have any of the Companies or any of the Sellers received any notice or claim from any third party of such infringement by any of the Companies. None of the Companies or the Sellers is aware of any infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights of any of the Companies. Each of the Companies has the right to use, free and clear of claims or rights of others, all customer lists and computer software material to its business as presently conducted. To the best knowledge of the Companies and the Sellers, none of the activities of the employees of any of the Companies on behalf of such Company violates any agreements or arrangements which any such employees have with former employers in a way which is


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        materially adverse to the business of the Companies taken as a whole.

             2.15 Insurance. None of the Companies is in default with respect to any provisions of any policy of general liability, fire, title or other form of insurance held by it, each of the Companies is current in the payment of all premiums due on such insurance and none of the Companies has failed to give any notice or present any claim thereunder in due and timely fashion, except for claims that are immaterial in both the nature of the claim and in the amount of such claim. The Companies maintain insurance on all of their assets and business (including products liability insurance) from insurers which are financially sound and reputable, in amounts and coverages and against the kinds of risks and losses reasonably prudent to be insured against by corporations engaged in the same or similar businesses. No basis exists which would jeopardize the coverage under any such insurance. No such insurance will be terminated or canceled by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. THI has previously furnished or made available to TBA all policies of general liability, fire, title or other forms of insurance applicable to the Companies and a description of all claims pending thereunder other than health or dental insurance claims.

             2.16 Employee Benefit Plans.

                  (a) THI has made available or furnished to TBA true and complete copies of each pension, profit-sharing, deferred compensation, incentive compensation, severance pay, retirement, welfare benefit or other plan or arrangement providing benefits to employees or retirees, including both those that do and do not constitute employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (the "ERISA"), currently maintained or contributed to by THI or any of its affiliates for the benefit of the employees or retirees of the Companies (each, a "Plan").

                  (b)  Except as set forth on the Disclosure Schedule,
        (i) each such Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA is being operated and administered in compliance with Section 401(a) of the Code, a favorable determination letter has been obtained from the Internal Revenue Service (the "IRS") for such Plan, and there is no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, with respect to such Plan; (ii) there has been no non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or
        Section 4975 of the Code involving the assets of any Plan nor any "reportable event" within the meaning of Section 4043 of ERISA with respect to any Plan; (iii) all required employer contributions to such Plan have been made (or, in the case of contributions not yet due, have been accrued on the Balance

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        Sheet); (iv) THI has made available to TBA as to each such Plan a true and correct copy of (w) the annual report (Form 5500) filed with the IRS for each of the three most recent plan years, (x) each plan, trust agreement, group annuity contract and insurance contract, if any, relating to such Plan, (y) each actuarial report prepared for each of the last three years for each Plan and (z) each summary plan description distributed to participants in each Plan and each summary of material modifications to each Plan (as defined in ERISA); and (v) each such Plan is, and at all relevant times has been, in compliance with ERISA, the Code and the terms of such Plan. None of the Sellers or the Companies or their respective affiliates has ever participated in a "multiemployer pension plan" as defined in Section 3(37) of ERISA.

                  (c) Except as set forth on the Disclosure Schedule, none of the Companies has any has no obligation to provide any welfare benefits to retired or former employees other than continuation of welfare benefits as required by applicable law.

                  (d) None of the Companies has any liability under or with respect to any employee benefit plans or arrangements that it no longer maintains or in which it no longer participates.

             2.17 Agreements and Documents. THI has previously furnished or made available to TBA true, correct and complete copies of each document that is referred to or otherwise related to any of the following items referred to in this Section 2.17:

                  (a) each document related to interests in real property owned, leased or otherwise used or claimed by any of the Companies;

                  (b) (i) each agreement of any of the Companies made in the ordinary course of business which involves aggregate future payments by or to any of the Companies of more than one hundred fifty thousand dollars ($150,000) or any agreement made in the ordinary course of business whose term extends beyond one year after the date hereof; (ii) each agreement containing any covenant restricting the freedom of any of the Companies to compete in any line of business or with any person; and (iii) each agreement of any of the Companies not made in the ordinary course of business which is or was to be performed after July 30, 1997;

                  (c) all employment or similar compensation agreements of any of the Companies which may not be terminated by such Company without penalty within thirty days after the Closing;

                  (d) all bonus, incentive compensation, deferred compensation, profit-sharing, stock option, retirement, pension, severance, indemnification, insurance, death benefit or other fringe benefit plans, agreements or arrangements of any of the Companies (or applying to any of the Companies) in effect, or

                                       11PAGE
        under which any amounts remain unpaid, on the date hereof or to become effective after the date hereof;

                  (e)  all labor unions or other organizations
        representing, purporting to represent or attempting to represent any employees of any of the Companies, and all collective bargaining agreements of any of the Companies with any labor unions or other representatives or employees;

                  (f) each agreement or other instrument or arrangement defining the terms on which any indebtedness of any of the Companies (or a guarantee by any of the Companies of indebtedness) is or may be issued; and

                  (g) the names and addresses of all banks in which any of the Companies has accounts or lines of credit, and with respect to each such account or line of credit, the names of all persons authorized to drawn thereon.

                  None of the Companies is a party to any oral contract or agreement which would be required to have been furnished or made available to TBA under this Section 2.17 had such contract or agreement been committed to writing.

             2.18 Validity. There is no default or claimed or purported or alleged default, or basis on which with notice or lapse of time or both (including notice of this Agreement), a default would exist, in any obligation on the part of any party (including any of the Companies) to be performed under any lease, contract, plan, policy or other instrument or arrangement referred to in Section 2.17 or otherwise in this Agreement.

             2.19 No Changes. Since the date of the Balance Sheets there has not been:

                  (a) any material adverse change in the business of the Companies taken as a whole;

                  (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the business of the Companies taken as a whole;

                  (c) any declaration, setting aside or payment of any dividend, or other distribution, in respect of any capital stock of any of the Companies or any direct or indirect redemption, purchase or other acquisition of such stock;

                  (d) any option to purchase any capital stock of any of the Companies granted to any person, or any employment or deferred compensation agreement entered into between any Company and any of its stockholders, officers, directors, employees or consultants;

                                       12PAGE

                  (e) any issuance or sale by any of the Companies of any stock, bonds or other corporate securities, or any partial or complete formation, acquisition, disposition or liquidation of any of the Companies;

                  (f) any labor union activity (including without limitation any negotiation, or request for negotiation, with respect to any union representation or any labor contract) respecting any of the Companies;

                  (g) any statute, rule or regulation, or, to the best knowledge of the Companies and the Sellers, any government policy, adopted which may materially and adversely affect the business of any of the Companies;

                  (h)  any mortgage, lien, attachment, pledge,
        encumbrance or security interest created on any asset, tangible or intangible, of any of the Companies, or assumed, either by any Company or by others, with respect to any such assets, except for liens permitted under Section 2.8;

                  (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that reflected in this Agreement) engaged in, by any of the Companies, except those in the ordinary course of business that are individually, or in the aggregate to one group of related parties, less than fifty thousand dollars ($50,000);

                  (j) any obligation or liability discharged or satisfied by any of the Companies, except items included in current liabilities shown on the Balance Sheets and current liabilities incurred since the date of the Balance Sheets in the ordinary course of business which are individually, or in the aggregate to one group of related parties, less than twenty five thousand dollars ($25,000) in amount;

                  (k) any sale, assignment, lease, transfer or other disposition of any tangible asset of any of the Companies, except in the ordinary course of business, or any sale, assignment, lease, transfer or other disposition of any of its patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

                  (l) any amendment, termination or waiver of any material right belonging to any of the Companies;

                  (m) any increase in the compensation or benefits payable or to become payable by any of the Companies to any of its officers or employees;

                  (n) any other action or omission by any of the Companies, or the passage of any resolution, other than in the ordinary course of business.

                                       13PAGE

             2.20 Litigation or Proceedings. None of the Companies is engaged in, or a party to, or, to the best of the Sellers' and the Companies' knowledge, threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any governmental authority, nor does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which any of the Companies is a party by or with any court, arbitrator or governmental authority affecting the Companies.

             2.21 Compliance with Laws. Each Company (i) has not been and is not in violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental or other federal, state, local or foreign law, ordinance, regulation, rule, order or governmental policy applicable to it; (ii) has not received any complaint from any governmental authority, and to the best knowledge of the Sellers and the Companies, none is threatened, alleging that such Company has violated any such law, ordinance, regulation, rule, order or governmental policy; (iii) has not received any notice from any governmental authority of any pending proceedings to take all or any part of the properties of such Company (whether leased or owned) by condemnation or right of eminent domain and, to the best knowledge of the Sellers and the Companies, no such proceeding is threatened; and (iv) is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business of the Companies taken as a whole.

             2.22 Labor Matters. There are no labor organizing activities, election petitions or proceedings, labor strikes, disputes, slowdowns, work stoppages or unfair labor practice complaints pending or, to the best knowledge of the Sellers and the Companies, threatened against any of the Companies or between any of the Companies and any of its employees.

             2.23 Recalls. There is no basis for the recall, withdrawal or suspension of any approval by any governmental authority with respect to any product sold or proposed to be sold by any of the Companies. None of the products of any of the Companies is subject to any recall proceedings and to the best of its knowledge no such proceedings have been threatened.

             2.24 Brokers and Finders. None of the Sellers or the Companies has employed any broker, agent or finder or incurred any liability on behalf of any of the Sellers or the Companies or for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.



                                       14PAGE

             2.25 Powers of Attorney. None of the Companies has any powers of attorney or similar authorizations outstanding.

             2.26 No Termination of Relationship. As of the date hereof, none of the Sellers or the Companies has any reason to expect that any relationship between any Company and a material distributor, customer, supplier, lender, employee or other person will be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

             2.27 All Information. TBA has been furnished in writing prior to the execution of this Agreement all information as to the business of the Companies material to a reasonable buyer's determination to enter into this Agreement and to consummate the transactions contemplated hereby.

             2.28 Statements True and Correct. The statements contained herein or in any written documents prepared and delivered by or on behalf of THI pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


                SECTION 3 - REPRESENTATIONS AND WARRANTIES OF TBA

             TBA represents and warrants to THI as follows.

             3.1  Organization.   TBA is a corporation duly organized,
        validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

             3.2 Authority. TBA has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TBA. This Agreement has been duly and validly executed and delivered by TBA and constitutes the valid and binding obligation of TBA, enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of TBA, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TBA is a party or by which TBA or any of

                                       15PAGE
        its properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to TBA or any of its properties or assets; or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of its assets. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by TBA or the consummation of the transactions contemplated hereby.

             3.3 Statements True and Correct. The statements contained herein or in any written documents prepared and delivered by or on behalf of TBA pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


                      SECTION 4 - COVENANTS AND AGREEMENTS

             4.1 Conduct of Business. Except with the prior written consent of TBA, which will not be unreasonably withheld or delayed, and except as otherwise contemplated herein, during the period from the date hereof to the Closing Date, THI shall cause the Sellers and the Companies to observe the following covenants:

                  (a) Affirmative Covenants Pending Closing. The Sellers and the Companies shall:

                       (i)  Preservation of Personnel.  Use all
        reasonable efforts to preserve intact the business organization of each Company and keep available the services of the present employees of each Company, in each case in accordance with past practice, it being understood that the termination of employees with poor performance ratings shall not constitute a violation of this covenant;

                       (ii) Insurance. Use all reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies applicable to the Companies in coverage amounts not less than those in effect at the date of this Agreement;

                       (iii) Preservation of the Business; Maintenance of Properties. Use all reasonable efforts to preserve the business of the Companies, advertise, promote and market its products and services in accordance with past practices over the last twelve months, keep their properties intact, preserve their goodwill, maintain all physical properties in such operating condition as will permit the conduct of such business on a basis consistent with past practice;



                                       16PAGE

                       (iv)  Intellectual Property Rights.  Use all
        reasonable efforts to preserve and protect the Proprietary Rights of the Companies; and

                       (v) Ordinary Course of Business. Operate the business of the Companies solely in the ordinary course.

                  (b) Negative Covenants Pending Closing. THI shall cause each of the Sellers and the Companies not to:

                       (i) Disposition of Assets. Sell or transfer, or mortgage, pledge or create or permit to be created any lien on, any of the assets of any of the Companies other than sales or transfers in the ordinary course of business or the creation of liens under existing arrangements disclosed hereunder and liens permitted under Section 2.8;

                       (ii)  Liabilities.  Permit any of the Companies to
        (A) incur any obligation or liability other than in the ordinary course of business, (B) incur any indebtedness for borrowed money in excess of $100,000 or (C) enter into any contracts or commitments involving payments by any of the Companies of $100,000 or more other than purchase orders and commitments for inventory, materials and supplies in the ordinary course of business;

                       (iii)  Compensation.  Except as required by
        applicable law or any existing employment or severance agreement,
        (A) change the compensation or fringe benefits of any officer, director, employee or agent of any of the Companies, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices, or (B) enter into or modify any employment, severance or other agreement with any officer, director or employee of any of the Companies or any benefit plan (it being understood that hiring of at will employees in the ordinary course of business shall not constitute a violation of this covenant) or (C) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one year's notice that are consistent with past practices with respect to consulting agreements.

                       (iv)  Capital Stock.  Make any change in the
        number of shares of capital stock of any of the Companies authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of capital stock of any of the Companies, or declare or pay any dividend or other distribution with respect to any shares of capital stock of any of the Companies, or sell or transfer any shares of its capital stock;

                       (v)  Organizational Documents.  Amend the
        organizational documents of any of the Companies;



                                       17PAGE

                       (vi) Acquisitions. Make any material acquisition of property other than in the ordinary course of the business of the Companies;

                       (vi) License Agreements. Enter into or modify any license, technology development or technology transfer agreement between any of the Companies and any other person or entity.

             4.2 Corporate Examinations and Investigations. Prior to the Closing Date, TBA shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the Companies, as is reasonably necessary or appropriate in connection with its investigation of the Companies with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the business and each party shall cooperate fully therein. No investigation by TBA shall diminish or obviate any of the representations, warranties, covenants or agreements of THI contained in this Agreement. In order that TBA may have full opportunity to make such investigation, THI shall furnish the representatives of TBA with all such information and copies of such documents concerning the affairs of the Companies as TBA may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with TBA's representatives in connection with such investigation.

             4.3 Expenses. TBA and THI shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

             4.4 Authorization from Others. Prior to the Closing Date, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

             4.5 Consummation of Agreement. Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of its respective representations, warranties and agreements hereunder occurs or exists on or prior to the Closing Date, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

             4.6 Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be

                                       18PAGE
        reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

             4.7 Public Announcements and Confidentiality. Any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of TBA and THI, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law.

             4.8 No Solicitation. None of the Sellers or the Companies will (i) solicit or initiate discussions with any person, other than TBA, relating to the possible acquisition of any of the Companies or all or a material portion of the assets or any of the capital stock of any of the Companies or any merger or other business combination with any of the Companies (an "Acquisition Transaction") or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised by legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. THI agrees to inform TBA within one business day of its receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

             4.9  Indemnification.

                  (a) Right to Indemnification. TBA and THI (as the case may be, the "Indemnitee") shall be indemnified on its respective demand made to the other (the "Indemnitor") for the full amount of all damages (as defined below) suffered by it as a direct or indirect result of:

                       (i)  the inaccuracy of any representation or
        warranty made by the Indemnitor in or pursuant to this Agreement;
        and

                       (ii) any failure by the Indemnitor to perform any obligation or comply with any covenant or agreement specified in this Agreement.

        For the purpose of this Section 4.9, (a) the term "damages" shall be determined and computed by reference to the effect of the compensable event on the Indemnitee, and shall be deemed to include (i) all losses, liabilities, expenses or costs incurred by the Indemnitee, including reasonable attorneys' fees, and (ii) interest at a rate per annum equal to that announced from time to time by First National Bank of Boston as its "base rate" (or the legal rate of interest, if lower) from the date 30 days after notice of any such claim for indemnification is given to the Indemnitor, or if an unliquidated claim, from such later date as the claim is liquidated, to the date full indemnification is made therefor; and (b) damages shall not include any amounts for which

                                       19PAGE
        the Indemnitee actually receives payment under an insurance policy, excluding self-insured amounts and deductible amounts.

                  (b) Indemnification Procedures. The Indemnitee shall give the Indemnitor notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section 4.9. The Indemnitor shall have the right, at its expense, to defend, contest, protest, settle and otherwise control the resolution of any such claim, action or proceeding. The Indemnitee shall have the right to participate in any such legal proceeding, subject to the Indemnitor's right of control thereof, at the expense of the Indemnitee and with counsel selected by the Indemnitee.

                  (c) Limitations on Indemnification. The rights of TBA and THI to be indemnified pursuant to Section 4.9 shall survive the Closing Date for a period of two years.


           SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TBA

             The obligation of TBA to acquire the Shares is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

             5.1 Representations, Warranties and Covenants. The representations and warranties of THI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the business of the Companies taken as a whole since the date hereof. THI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and shall have obtained all required consents and approvals. THI shall have delivered to TBA a certificate, dated the Closing Date, to the foregoing effect.

             5.2 Certificates. THI shall have furnished TBA with such certificates of public officials and of the Sellers' or the Companies' officers as may be reasonably requested by TBA.


            SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATION OF THI

             The obligation of THI to sell the Shares is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

             6.1 Representations, Warranties and Covenants. The representations and warranties of TBA contained in this Agreement shall be true and correct in all material respects on and as of

                                       20PAGE
        the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement). TBA shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and shall have obtained all required consents and approvals. TBA shall have delivered to LSI a certificate, dated the Closing Date, to the foregoing effect.

             6.2 Certificates. TBA shall have furnished THI with such certificates of public officials and of TBA's officers as may be reasonably requested by THI.


                  SECTION 7 - TERMINATION, AMENDMENT AND WAIVER

             7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

                  (a) by THI upon written notice to TBA if TBA has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from THI;

                  (b) by TBA upon written notice to THI if THI has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from TBA;

                  (c) by either party if any court of competent jurisdiction or United States or foreign governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of any of the Shares and such order, decree or ruling shall have become final and nonappealable; or

                  (d) at any time with the written consent of TBA and THI.

             7.2 Effect of Termination. If this Agreement is terminated as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 7.2, Section 4.3 relating to expenses and Section 4.7 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

             7.3 Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.



                                       21PAGE

             7.4 Waiver. At any time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


                            SECTION 8 - MISCELLANEOUS

             8.1 Notices. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to THI:

                       Thermo Instrument Systems Inc.
                       1851 Central Drive
                       Suite 314
                       Bedford, Texas  76021
                       Attention:  President

                  With a copy to:

                       Thermo Electron Corporation
                       81 Wyman Street
                       Waltham, Massachusetts  02254
                       Attention:  General Counsel

                  If to TBA:

                       Thermo BioAnalysis Corporation
                       8 East Forge Parkway
                       Franklin, MA 02038
                       Attention:  President

                  With a copy to:

                       Thermo Electron Corporation
                       81 Wyman Street
                       Waltham, Massachusetts  02254
                       Attention:  General Counsel

        or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.


                                       22PAGE

             8.2 Survival and Materiality of Representations. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Closing Date and the consummation of the transactions contemplated hereby. All statements contained in any certificates or other instruments delivered by or on behalf of the parties pursuant hereto or in connection with the transactions contemplated hereby shall be deemed material and shall constitute representations and warranties by the person making such statement.

             8.3 Entire Agreement. This Agreement, including the exhibits, the Disclosure Schedule and the other documents referred to herein, supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

             8.4 Parties in Interest. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

             8.5 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

             8.6 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

             8.7 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

             8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             8.9 Further Assurances. THI will execute and furnish to TBA all documents and will do or cause to be done all other things that TBA may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties.

             8.10 Governing Law. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to


                                       23PAGE
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        be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.



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             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      THERMO BIOANALYSIS CORPORATION


        [Seal]                        By:  /s/ Barry S. Howe
                                           -------------------------
                                      Name:     Barry S. Howe
                                      Title:    President



                                      THERMO INSTRUMENT SYSTEMS INC.


        [Seal]                        By:  /s/ Earl R. Lewis
                                           -------------------------
                                      Name:     Earl R. Lewis
                                      Title:    President